Exhibit 99.1 Certain Information to Be Provided to Prospective Lenders on or About JunJune 16e16, 2011
As used herein:
•	“SMART” or the “Company” means SMART Modular Technologies (WWH), Inc., a Cayman Islands exempted company; and

•	“Parent” means Saleen Holdings, Inc., a Cayman Islands exempted company
In connection with Parent’s financing for the contemplated merger (the “Merger”) pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated April 26, 2011, by and among SMART, Parent and Saleen Acquisition, Inc., a Cayman Islands exempted company and wholly owned subsidiary of Parent, SMART intends to disclose the information below that will be provided to prospective lenders of such financing. This information contains financial data that was prepared for specific analysis purposes and is based upon various assumptions and estimates. Management reviewed and participated in the preparation of this information which was not necessarily prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP analyses and measures were provided to enable potential lenders to evaluate financial performance under scenarios that are not necessarily part of the Company’s currently existing reporting or operating structure. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with GAAP. In addition, these measures may not be used similarly by other companies and therefore may not be comparable between companies.
Business Units
In connection with such financing, certain materials to be presented to potential lenders have been prepared to model SMART’s business as three business units — Brazil, Specialty Modules & Logistics and Storage.
The group comprising borrowers (“Borrowers”) under the senior secured credit facilities (“Senior Secured Credit Facilities”) sought by Parent, and the non-Borrower entities that would guarantee the Senior Secured Credit Facilities (“Guarantors”) following the contemplated Merger (the Borrowers and the Guarantors, collectively the “Credit Group”) does not include entities that will constitute the contemplated Storage business unit.
Certain non-GAAP financial information for SMART’s business units for the last twelve months (“LTM”) period ended February 25, 2011 is presented according to Exhibit 1.
Exhibit 1

($mm)	Brazil (a)	Specialty Modules (1) & Logistics (a)		Storage
Net Revenue	$397	$315	$1,041/$43 (2)	$52
YoY Growth	143%	20%	50% / 17% (2)	310%
Gross Profit	$78	$46	$37	$9
Adjusted EBITDA (3)	$73	$12	$31	($11)

(a)	In Credit Group

(1)	Specialty Modules in fiscal 2010 also included other products (e.g., Display, CPD , Business Critical Systems modules, and other products), which have been discontinued.

(2)	Logistics revenue shown on both a gross and net basis (gross / net).

(3)	See the Reconciliation of Pro Forma LTM Adjusted EBITDA tables below for more detail on Adjusted EBITDA and reconciliation of non-GAAP financial measures to comparable GAAP measures.
Note:	Financial results by business unit are pro forma for cost allocations estimated for the purpose of discussions in connection with the financing of the proposed acquisition.

Specialty Modules Business Unit Volatility as Compared to Commodity DRAM Pricing
SMART’s Specialty Modules business experiences significantly less volatility than commodity Dynamic Random Access Memory (“DRAM”) pricing. In Q1 of FY 2011, 1 gigabit DDR3 DRAM market pricing declined 44% while SMART’s DRAM module revenue only declined by 13%. In Q2 of FY 2011, 1 gigabit DDR3 DRAM market pricing declined 17% while SMART’s DRAM module revenue only declined by 3%.
Logistics Quarterly Revenue Trending
The Company’s Logistics services, a subset of the contemplated Specialty Modules & Logistics business unit, can be characterized as producing consistent quarterly net revenues with a streamlined cost structure and stable cash flows. Exhibit 2 outlines the gross revenue and net revenue associated with the Logistics offerings for the last ten fiscal quarters.
Exhibit 2

($mm)	Gross Revenue	Net Revenue
Q1 FY09	$198	$12
Q2 FY09	$153	$9
Q3 FY09	$144	$8
Q4 FY09	$167	$8
Q1 FY10	$162	$8
Q2 FY10	$221	$10
Q3 FY10	$270	$11
Q4 FY10	$269	$12
Q1 FY11	$239	$10
Q2 FY11	$263	$10

Non-GAAP Summary Financials — Credit Group Only (Excludes Storage)
Financial results for the Credit Group for the LTM period ended February 25, 2011 are presented in Exhibit 3. Also included is management’s estimate for the Credit Group for the fiscal year ending August 26, 2011.
Exhibit 3

	LTM Q2 FY 11	FY 2011
($mm)	Actual	Estimate
Net Sales	$755	$659
% growth	63%	(1%)
Gross Profit	160	132
% margin	21%	20%
Adjusted EBITDA (1)	117	88
% margin	15%	13%
Adj. EBITDA — Capex	88	63
% margin	12%	10%

(1)	See the Reconciliation of Pro Forma LTM Adjusted EBITDA tables below for more detail on Adjusted EBITDA and reconciliation of non-GAAP financial measures to comparable GAAP measures.
Note:	Financial results for the Credit Group are based on pro forma cost allocations estimated for the purpose of discussions in connection with the financing of the proposed acquisition.

Adjusted EBITDA Calculation — Credit Group Only (Excludes Storage)
Exhibit 4

LTM
($mm)	Q2 FY 11
EBITDA	$107
Adjustments to EBITDA:
Stock based compensation	7
Restructuring charges (1)	3

10

Adjusted EBITDA	$117

(1)	In Q2 FY2011, the Company announced the closure of its Puerto Rico facility and recognized restructuring charges of $2.8mm related to severance of employees to be terminated.
Note:	EBITDA calculations for the Credit Group are based on pro forma cost allocations estimated for the purpose of discussions in connection with the financing of the proposed acquisition.

Pro Forma Credit Group Balance Sheet Q2 FY 2011
Exhibit 5

($mm)	Credit Group(1)
Assets
Cash & Equivalents	$50
Other Current Assets	294

Total Current Assets	344
Fixed Assets, Net	51
Goodwill & Intangibles	310
Other Assets, Total	49

Total Assets	$755

Liabilities
Current Liabilities	$137
Long Term Debt, Total	300
Other Long Term Liabilities, Total	6

Total Liabilities	443
Net Assets	$312

(1)	Amounts do not represent full and complete pro forma financials based on SEC regulation S-X Article 11. Pro forma balance sheet (i) excludes the contemplated Storage business unit which is estimated to have $35mm in net assets and (ii) includes transaction related adjustments, including $84mm of excess cash used to finance the transaction, an increase of $327mm in goodwill related to the transaction, deferred financing costs of $24mm related to the financing of the transaction, and an increase of $245mm in debt due to the $300mm term loan B financing and pay down of $55mm of secured notes.
Note: Numbers may not foot due to rounding.

Reconciliation of Pro Forma LTM Q2 FY 2011 Adjusted EBITDA to GAAP Consolidated Net Income

Adjusted EBITDA by Business Unit	LTM
($mm)	Q2 FY 11
Brazil	$73
Specialty Modules	12
Logistics	31

Credit Group subtotal	117
Storage	(11)

Adjusted EBITDA	$106

LTM
($mm)	Q2 FY 11
Net Income	$40
Interest expense, net	3
Income taxes	24
Depreciation and amortization	21

EBITDA	$87
Adjustments:
Stock-based compensation	8
Restructuring charges	3
Technology access charge	8
Display business divestiture	1

Adjusted EBITDA	$106

Note: Numbers may not foot due to rounding.

Additional Information and Where to Find It
     All parties desiring details regarding the transaction are urged to review the definitive Merger Agreement on the Company’s website at http://www.smartm.com, and the SEC’s website at http://www.sec.gov. In connection with the proposed transaction, SMART has filed with the SEC a preliminary proxy statement and other documents relating to the transaction and will file with the SEC a definitive proxy statement, and may file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders will also be able to obtain a free-of charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to The Blueshirt Group, Attention: Suzanne Craig or from SMART’s website, http://www.smartm.com. SMART and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of SMART in favor of the proposed merger. Information regarding SMART’s directors and executive officers is contained in SMART’s definitive proxy statement filed with the SEC on December 3, 2010 (the “Annual General Meeting Proxy Statement”). Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed and to be filed with the SEC (when available).